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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Metaldyne Corporation of our report dated March 28, 2002 (except for Note 27 as to which the date is June 20, 2002) relating to the financial statements, which appears in the Current Report on Form 8-K of Metaldyne Corporation dated September 13, 2002. We also consent to the references to us under the headings "Experts" and "Summary Historical Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP



Detroit, Michigan
September 13, 2002